FOR IMMEDIATE RELEASE

Papa Murphy’s Holdings, Inc. Reports Second Quarter 2015 Financial Results
- Second Quarter U.S. System-wide Comparable Store Sales Increase of 4.5% -
- Second Quarter Revenue Growth of 33.3% -
Vancouver, WA, August 10, 2015 (Globe Newswire) - Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH) today announced financial results for its second quarter ended June 29, 2015.
Key financial highlights for the second quarter of 2015 include:

•	Revenue increased 33.3% to $29.1 million compared to the second quarter of 2014.

•	Domestic system comparable store sales increased 4.5%, including increases of 4.9% at company-owned stores and 4.5% at domestic franchisee-owned stores.

•
Net loss was $1.4 million, or $0.09 per diluted share, which included non-cash charges related to the write-down of the Company’s interest in Project Pie, LLC, and partial expensing of market vesting stock compensation, in addition to costs related to the secondary offering of common stock.

•
Pro forma net income(1), excluding one-time charges, was $1.6 million, or $0.09 per diluted share compared to pro forma net income of $1.1 million, or $0.07 per diluted share in the second quarter of 2014.

•	Adjusted EBITDA(1) increased 13.1% to $6.4 million compared to the second quarter of 2014.

•	Papa Murphy’s opened 20 stores system-wide, including 16 in the U.S.
______________________

(1)
Pro forma net income and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and pro forma net income to GAAP net income and discussions of why we consider Adjusted EBITDA and pro forma net income to be useful measures, see the financial tables accompanying this release and the paragraph below entitled “Non-GAAP Financial Measures.”

Ken Calwell, President and Chief Executive Officer of Papa Murphy’s Holdings, Inc., stated, “We are pleased with our second quarter results, which demonstrate the continued strength of our operating momentum. Driving this top and bottom line growth, was our 18th consecutive quarter of comparable store sales increases, the opening of 20 new Papa Murphy’s locations system wide, including six Company-owned stores in the U.S., as well as our continued focus on execution and improving operations. The consistency of our results adds to our confidence that we can more than triple our current store count.”

Calwell added, “We are also excited to announce our selection of Deloitte Digital to help us take our customer facing e-commerce platform to a higher level and accelerate the major growth potential of online ordering and precision marketing. Along with development, online ordering and precision marketing are the cornerstones of our growth strategy. We continue to make progress on the roll out of POS and online ordering capabilities, which are now in approximately 1,100 and 750 stores, respectively, as we lay the foundation for precision marketing. We see enormous value in this digital strategy, which should yield significant sales growth and margin expansion in the years ahead, as we continue to bring families together with America’s best tasting pizza.”
Key Operating Metrics

	Three Months Ended
	June 29, 2015	June 30, 2014
Domestic comparable store sales growth
Franchised stores	4.5%	1.2%
Company-owned stores	4.9%	5.7%
System-wide	4.5%	1.5%

System-wide sales ($’s in 000s)	$215,752	$200,718

Adjusted EBITDA ($’s in 000s)	$6,432	$5,687

Store Count
Franchised	1,367	1,368
Company-owned	118	68
System-wide	1,485	1,436
We use a variety of operating and performance metrics to evaluate the performance of its business. Below is a description of our key operating metrics:
Comparable Store Sales represents the change in year-over-year sales for domestic comparable stores. A comparable store is a store that has been open for at least 52 full weeks from the comparable date (the Tuesday following the opening date). As of the end of the second quarter of 2015 and 2014, we had 1,363 and 1,309 domestic comparable stores, respectively.
System-wide Sales include net sales by all of our company-owned and franchisee-owned stores.
Adjusted EBITDA is defined as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the additions and eliminations of various income statement items including non-cash charges, income and expenses that we consider not indicative of ongoing operations and various other adjustments. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, see the financial tables accompanying this release.
2015 Financial Outlook
Based on current information, Papa Murphy’s Holdings, Inc. is reiterating the following full-year guidance for fiscal year 2015, which ends on December 28, 2015:

•	Domestic system-wide comparable store sales growth of at least 3.0%;

•	Total system-wide sales of approximately $900 million to $920 million;

•	110 to 115 new domestic store openings, including 15 to 20 new company-owned stores (previously 10 to 15 new company-owned stores);

•	Selling, general and administrative expenses ranging from $28.0 million to $30.0 million, with Q3 spend being higher than Q4 due to the timing of certain marketing expenses;

•	Depreciation and Amortization expense in the range of $10 million to $12 million;

•	Capital expenditures of approximately $23.0 million to $25.0 million (previously $17.0 million to $21.0 million); and

•	Diluted share count of approximately 17.0 million shares in Q3 and Q4 of 2015, respectively.
Conference Call
Papa Murphy’s Holdings, Inc. will host a conference call to discuss the second quarter financial results on Monday, August 10, 2015 at 4:30 p.m. Eastern Time.
The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13614519. The replay will be available until Monday, August 17, 2015. The conference call will also be webcast live from the Company’s corporate website at investors.papamurphys.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded.
About Papa Murphy’s
Papa Murphy’s Holdings, Inc. (Nasdaq: FRSH) is a franchisor and operator of the largest Take ‘N’ Bake pizza chain in the United States, selling fresh, hand-crafted pizzas ready for customers to bake at home. The company was founded in 1981 and currently operates nearly 1,500 franchised and corporate-owned fresh pizza stores in 38 States, Canada and United Arab Emirates. Papa Murphy’s core purpose is to bring all families together through food people love with a goal to create fun, convenient and fulfilling family dinners. In addition to scratch-made pizzas, the company offers a growing menu of grab ‘n’ go items, including salads, sides and desserts. For more information, visit www.papamurphys.com. Find Papa Murphy’s on Facebook at www.facebook.com/papamurphyspizza.
Forward-looking Statements
This news release, as well as other information provided from time to time by Papa Murphy’s Holdings, Inc. or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward looking statements. Forward-looking statements give the Company’s current expectations and projections relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
Forward-looking statements in this press release include statements relating to the Company’s projected sales growth, projected system-wide sales, projected new store openings, projected selling, general, and administrative expenses, the timing of projected marketing expenses, projected pre-opening expenses, projected depreciation expenses, projected capital expenditures, projected increases in margins, projected diluted share count, strategic, operational, and technological initiatives, future financial or operational results, and speed of consumer acceptance.

Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company’s annual report on Form 10-K for the fiscal year ended December 29, 2014 and the Company’s current report on Form 10-Q for the quarter ended June 29, 2015 (both of which can be found at the SEC’s website www.sec.gov); each such risk factor is specifically incorporated into this press release. Should one or more of these risks or uncertainties materialize, the Company’s actual results may vary in material respects from those projected in any forward-looking statements.
Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
To supplement its financial information presented in accordance with generally accepted accounting principles (GAAP), the Company is also providing with this press release the non-GAAP financial measures of EBITDA, Adjusted EBITDA and pro forma net income. EBITDA, Adjusted EBITDA and pro forma net income are not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to each of EBITDA, Adjusted EBITDA and pro forma net income). The Company’s management believes that EBITDA and Adjusted EBITDA are helpful as indicators of the current financial performance of the Company because EBITDA and Adjusted EBITDA reflect the additions and eliminations of various income statement items that management does not consider indicative of ongoing operating results. Management believes that pro forma net income is also helpful as an indicator of the financial performance of the Company during fiscal year 2015 and prior periods because it adjusts net income to reflect the Company’s performance as if the Company’s initial public offering and secondary offering, repayment of a portion of its long-term debt, write-down of its interest in Project Pie, LLC, and partial expensing of market vesting stock compensation had occurred at the beginning of the period and removes specific costs that are not indicative of ongoing operations. We have provided reconciliations of EBITDA, Adjusted EBITDA and pro forma net income to GAAP net income in the financial tables accompanying this release.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands of dollars, except share and per share data)

	Three Months Ended
	June 29, 2015	June 30, 2014
	Unaudited
REVENUES
Franchise royalties	$9,753	$9,315
Franchise and development fees	830	862
Company-owned store sales	18,156	11,477
Lease and other	382	192
Total revenues	29,121	21,846

COSTS AND EXPENSES
Store operating costs:
Cost of food and packaging	6,443	4,499
Compensation and benefits	4,722	2,905
Advertising	1,753	1,122
Occupancy	1,174	674
Other store operating costs	1,856	1,007
Total company-owned store expenses	15,948	10,207

Selling, general, and administrative	8,162	8,824
Depreciation and amortization	2,420	1,967
Loss on disposal of property and equipment	3	36
Total costs and expenses	26,533	21,034

OPERATING INCOME	2,588	812

Interest expense	1,149	2,316
Interest income	(6)	(19)
Loss on early retirement of debt	—	1,191
Loss on disposal or impairment of investments	4,500	—
Other expense, net	44	43
LOSS BEFORE INCOME TAXES	(3,099)	(2,719)

Benefit from income taxes	(1,160)	(1,112)
NET LOSS	(1,939)	(1,607)

Net loss attributable to noncontrolling interests	500	—
NET LOSS ATTRIBUTABLE TO PAPA MURPHY’S	(1,439)	(1,607)

Loss per share of common stock
Basic	$(0.09)	$(0.19)
Diluted	$(0.09)	$(0.19)
Weighted average common stock outstanding
Basic	16,629,666	11,375,211
Diluted	16,629,666	11,375,211

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Selected Balance Sheet Data
(In thousands of dollars)
(Unaudited)

	June 29, 2015	December 29, 2014
Cash and cash equivalents	$1,088	$5,056
Total current assets	13,107	16,329
Total assets	266,718	265,464
Total current liabilities	19,222	18,558
Long-term debt, net of current portion	109,976	110,715
Total Papa Murphy’s Holdings Inc. shareholders’ equity	93,152	91,298

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(In thousands of dollars)

	Three Months Ended
	June 29, 2015	June 30, 2014
Net Loss as Reported	$(1,939)	$(1,607)
Net loss attributable to noncontrolling interests	500	—
Net Loss Attributable to Papa Murphy’s	(1,439)	(1,607)
Depreciation and amortization	2,420	1,967
Income tax benefit	(1,160)	(1,112)
Interest expense, net	1,143	2,297
EBITDA	964	1,545
Loss on disposal of property and equipment (a)	3	36
Expenses not indicative of future operations:
Secondary offering and IPO preparation costs (b)	345	278
Loss on Project Pie, LLC impairment and disposal (c)	4,325	—
Management fees and related expenses (d)	—	1,543
Transaction costs (e)	29	60
New store pre-opening expenses (f)	176	1
Non-cash expenses and non-income based state taxes (g)	590	1,033
Loss on early retirement of debt (h)	—	1,191
Adjusted EBITDA	$6,432	$5,687

Adjusted EBITDA margin (1)	22.1%	26.0%

(1)	Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenues.

(a)	Represents non-cash losses resulting from disposal or impairment of property and equipment, including divested Company-owned stores.

(b)	Represents offering costs related to the 2015 secondary offering and non-recurring advisory expenses in connection with our 2014 initial public offering (the “IPO”).

(c)	Represents a $4 million loss recognized upon impairment of Project Pie, LLC, a cost-method investment, and its subsequent disposal, and the write-off as bad debt of receivables totaling $325,000.

(d)
Represents the elimination of management fees and related costs paid to Lee Equity Partners, LLC and its affiliates for advisory services provided pursuant to an advisory services and monitoring agreement.

(e)	Represents transaction costs relating to the acquisition of multiple franchised stores and the investments in and divestment of Project Pie, LLC.

(f)
Represents expenses directly associated with the opening of new stores and incurred primarily in advance of the store opening, including wages, benefits, travel for training of opening teams, grand opening marketing costs and other store operating costs.

(g)
Represents (i) non-cash expenses related to equity-based compensation; (ii) non-cash expenses related to the difference between GAAP and cash rent expense; and (iii) state revenue taxes levied in lieu of an income tax.

(h)	Represents losses resulting from refinancing of long-term debt.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to Pro Forma Net Income
(In thousands of dollars, except share and per share data)

	Three Months Ended
	June 29, 2015	June 30, 2014
Net Loss as Reported	$(1,939)	$(1,607)
Net loss attributable to noncontrolling interests	500	—
Net Loss Attributable to Papa Murphy’s	(1,439)	(1,607)
Management fees and expenses (1)	—	1,543
Loss on early retirement of debt (2)	—	1,191
Reduction in interest expense based on reduced debt balance (2)	—	558
Expenses not indicative of future operations:
Secondary offering and IPO preparation costs (4)	345	278
Loss on Project Pie, LLC impairment and disposal (5)	4,325	—
Non-cash compensation expenses (6)	287	974
Incremental public costs (7)	—	(189)
Income tax expense on adjustments (8)	(1,909)	(1,633)
Pro forma net income	$1,609	$1,114

Earnings per share - pro forma March 31, 2014:
Basic	$0.10	$0.07
Diluted	$0.09	$0.07

Weighted-average shares outstanding - pro forma March 31, 2014:
Basic (6)	16,629,666	16,557,300
Diluted (6)	16,950,524	16,723,373

(1)
Represents the elimination of management fees and related costs paid to Lee Equity Partners, LLC and its affiliates for advisory services provided pursuant to an advisory services and monitoring agreement.

(2)	Represents losses resulting from refinancing of long-term debt.

(3)
Represents the lower interest expense assuming our post-IPO long-term debt balance of $115.5 million was outstanding as of the beginning of fiscal year 2013. This balance reflects $55.5 million repayment of long-term debt from the net proceeds from our IPO. This interest expense calculation also assumes a change in interest rate from 6.75% to 5.5% due to the reduction in our total leverage ratio to below 4.25x Adjusted EBITDA as defined in our credit facility. The interest adjustment also reflects lower annual amortization of deferred financing costs of approximately $110,000 after the write-off of approximately $1.2 million, which occurred in the second quarter of 2014 but is assumed to have occurred at the beginning of fiscal 2013.

(4)	Represents offering costs related to the 2015 secondary offering and non-recurring advisory expenses in connection with our IPO.

(5)	Represents a $4 million loss recognized upon impairment of Project Pie, LLC, a cost-method investment, and its subsequent disposal, and the write-off as bed debt of receivables totaling $325,000.

(6)
For 2015, represents catch-up stock compensation expenses related to market vesting of restricted stock issued prior to the IPO; For 2014, reflects stock compensation charges related to the acceleration of vesting, repurchase of shares, and issuance of new options with certain executive officers in preparation for the IPO.

(7)
Reflects an estimate of recurring incremental legal, accounting, insurance and other compliance costs we expect to incur as a public company as if we had begun to incur such costs as of the beginning of fiscal year 2013.

(8)	Reflects the tax expense associated with the adjustments in 1 through 7 above at a normalized tax rate in line with our estimated long-term effective tax rate.

(9)
Pro forma shares outstanding in 2014 reflect the impact of (i) a conversion of our preferred shares to common stock, (ii) a 1 to 2.2630 common stock split, and (iii) the issuance of 5,833,333 shares of common stock upon the IPO.

Investor Contact:
Fitzhugh Taylor, ICR
fitzhugh.taylor@icrinc.com
877-747-7272

Media Contact:
Jessica Liddell, ICR
jessica.liddell@icrinc.com
203-682-8208